PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS
Heritage Mines, Ltd.
1199 Main Avenue
Suite 221
Durango, CO  81503

The undersigned, a registered shareholder of the Corporation, hereby appoints Gregory B. Sparks,or failing him, Douglas Drumwright, both directors of the Corporation, as proxyholder, with power of substitution, to attend and vote for the undersigned at the Annual meeting of shareholders of the Corporation to be held on November 21, 1997, and at any adjournment thereof. The undersigned hereby revokes any instrument of proxy heretofore given with respect to the meeting or any adjournment thereof.

       Shareholders are entitled to specify that the shares represented by this proxy be voted or withheld from voting on the election of directors, approval of the 1997 Stock Option Plan or the appointment of auditors.

The Proxyholder is hereby directed to vote on any poll as follows:

1. To elect the following persons as directors of the Corporation for the ensuing year:


Gregory B. Sparks          FOR  ( )      AGAINST( )    WITHHOLD ( )
Peter Wilson               FOR  ( )      AGAINST( )    WITHHOLD ( )
Douglas Drumwright         FOR  ( )      AGAINST( )    WITHHOLD ( )
Gary S. Joiner             FOR  ( )      AGAINST( )    WITHHOLD ( )
Robert K. Hanson           FOR  ( )      AGAINST( )    WITHHOLD ( )

2.     To approve adoption of the 1997 Stock Option Plan.
FOR  ( )      AGAINST( )   WITHHOLD ( )

3.     To appoint Raimondo, Pettit & Glassman, certified public
accountants, as auditor of the Corporation for the ensuing year at a remuneration to be fixed by the directors.
FOR  ( )      AGAINST( )   WITHHOLD ( )


THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED
OR WITHHELD FROM VOTING ON ANY BALLOT IN
ACCORDANCE WITH THE INSTRUCTIONS OF THE
SHAREHOLDER.  WHERE THE UNDERSIGNED HAS NOT
SPECIFIED A CHOICE WITH RESPECT TO ANY OF THE
FOREGOING MATTERS, THIS PROXY CONFERS
DISCRETIONARY AUTHORITY WITH RESPECT TO SUCH
MATTER(S) UPON THE ABOVE-NAMED PROXYHOLDER.  IF NO
SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS
PROXY WILL BE VOTED IN FAVOR OF THOSE ITEMS.

THIS PROXY CONFERS DISCRETIONARY AUTHORITY WITH
RESPECT TO AMENDMENTS OR VARIATIONS OF THE
MATTERS IDENTIFIED IN THE NOTICE OF MEETING AND
WITH RESPECT TO OTHER MATTERS WHICH MIGHT
PROPERLY COME BEFORE THE MEETING.

NOTES:

1.  SHAREHOLDERS HAVE THE RIGHT TO APPOINT A PERSON
(WHO NEED NOT BE A SHAREHOLDER) TO REPRESENT THEM
AT THE ANNUAL MEETING OF SHAREHOLDERS OTHER THAN
THE MANAGEMENT NOMINEES. If you designate as proxyholder a person other than Gregory B. Sparks, or failing him Douglas
Drumwright, the management nominees, you should either strike out their names and insert in the space provided the name of the person you desire to designate as proxyholder or complete another proper form of proxy.

2. A proxy, to be valid, must be dated and signed by the shareholder or by his attorney authorized in writing or, where the shareholder is a corporation, under its corporate seal or by a duly authorized and appointed officer, attorney or representative of the corporation. Please sign exactly as you name appears on the proxy. If the proxy is executed by an attorney for an individual shareholder or by an officer, attorney or representative of a corporate shareholder, the instrument so empowering the officer, attorney or representative, as the case may be, or a notarial copy thereof, must accompany the proxy instrument. If this proxy is not dated in the space below, it is deemed to bear the date on which it is mailed to the shareholder.

Signature:___
Printed Name:___
Address:___
Number of Shares:___
Dated this ___ day of November, 1997.